EXHIBIT 12.1

                                  STATEMENT RE: COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                                                       (Dollars in Thousands)

                                                   Six Months
                                                     Ended            Year Ended          Year Ended
                                               September 30, 1998   March 31, 1998      March 31, 1997
                                               -------------------  ----------------   -----------------
Consolidated pretax loss from
    continuing operations                        (1,674)               (27,122)           (26,005)

Net amortization of debt issuance expense           740                 2,292               1,784

Interest expense                                 17,812                 36,664             34,505

Interest portion of rental expense                1,065                  2,130              1,799
                                                -------                -------            -------

Earnings                                         17,943                 13,964             12,083
                                                =======                =======            =======

Interest expense                                 17,812                 36,664             34,505

Net amortization of debt issuance
    expense                                         740                  2,292              1,784

Interest portion of rental expense                1,065                  2,130              1,799
                                                -------                -------            -------

    Fixed Charges                                19,617                 41,086             38,088
                                                =======                =======            =======


    Ratio of Earnings to Fixed Charges            (a)                    (a)                (a)
                                                =======                =======            =======



                                                 Year Ended         Year Ended         Year Ended
                                               March 31, 1996     March 31, 1995     March 31, 1994
                                               ----------------   ----------------   ---------------
Consolidated pretax loss from
    continuing operations                       (21,431)              (1,869)           (20,296)

Net amortization of debt issuance expense         2,139                2,174              1,837

Interest expense                                 30,549               23,578             22,212

Interest portion of rental expense                1,618                1,392              1,229
                                                -------              -------            -------

Earnings                                         12,875               25,275              4,982
                                                =======              =======            =======

Interest expense                                 30,549               23,578             22,212

Net amortization of debt issuance
    expense                                       2,139                2,174              1,837

Interest portion of rental expense                1,618                1,392              1,229
                                                -------              -------            -------

    Fixed Charges                                34,306               27,144             25,278
                                                =======              =======            =======


    Ratio of Earnings to Fixed Charges             (a)                  (a)              (a)
                                                =======              =======            =======

(a) The deficiency in earnings required to cover fixed charges for the six months ended September 30, 1998 was $1,674 and for the fiscal years ended March 31, 1998, 1997, 1996, 1995 and 1994 was $27,122, $26,005, $21,431,
      $1,869 and $20,296, respectively.